                                                                    Exhibit 99.3

                           SoftKey International Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1995
                                 (in thousands)

                                                                                                Pro Forma
                                                              SoftKey           Tewi           Adjustments            Pro Forma
                                                              -------           ----           -----------            ---------
ASSETS
Current assets:
            Cash and cash equivalents                         $ 93,398          $  302         $(12,688)(a)          $ 81,012
            Accounts receivable, net                            21,063             648               --                21,711
            Inventories                                          9,982           1,898               --                11,880
            Other current assets                                 7,882             565               --                 8,447
                                                              --------         -------         --------              --------
                                                               132,325           3,413          (12,688)              123,050
Property and equipment, net                                     11,326             177               --                11,503
Goodwill and other assets, net                                  33,985             973           19,265 (a)            54,223
                                                              ---------        -------         --------              --------
                                                              $177,636          $4,563         $  6,577              $188,776
                                                              =========        =======         ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
            Accounts payable and accrued liabilities          $ 16,958          $6,825         $    471 (a)          $ 24,254
            Current portion of long-term obligations             1,991              --               --                 1,991
                                                              ---------         ------         --------              --------
                                                                18,949           6,825              471                26,245
Long-term obligations                                            6,925           2,224           (2,224)(a)             6,925
Deferred income taxes                                            4,339              --               --                 4,339
                                                              --------          ------         --------              --------
                                                                30,213           9,049           (1,753)               37,509
STOCKHOLDERS' EQUITY                                           147,423          (4,486)           8,330 (a)           151,267
                                                              --------          ------         --------              --------
                                                              $177,636          $4,563         $  6,577              $188,776
                                                              ========          ======         ========              ========


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                           SoftKey International Inc.
            Pro Forma Condensed Consolidated Statement Of Operations
                  For the Six Month Period Ended June 30, 1995
                 (In thousands, except share and per share data)

                                                                                                      Pro Forma
                                                                SoftKey              Tewi            Adjustments         Pro Forma
                                                                -------              ----            -----------         ---------
REVENUES                                                       $   74,721          $ 3,720             $   --            $   78,441

COST OF REVENUES                                                   22,414            5,161                 --                27,575
                                                               ----------          -------             ------            ----------
GROSS MARGIN                                                       52,307           (1,441)                --                50,866

OPERATING EXPENSES:

            Sales, marketing and support                           15,416            1,439                 --                16,855
            General and administrative                             10,336              709                482(a)             11,527
            Research and development                                4,776               --                 --                 4,776
                                                               ----------          -------             ------            ----------
                                                                   30,528            2,148                482                33,158
                                                               ----------          -------             ------            ----------
OPERATING INCOME                                                   21,779           (3,589)              (482)               17,708

INTEREST EXPENSE, net                                                (689)             (54)                --                  (743)
                                                               ----------          -------             ------            ----------
INCOME BEFORE TAXES                                                21,090           (3,643)              (482)               16,965

PROVISION FOR INCOME TAXES                                          3,117               --                 --                 3,117
                                                               ----------          -------             ------            ----------
NET INCOME                                                     $   17,973          $(3,643)            $ (482)           $   13,848
                                                               ==========          =======             ------            ==========

NET INCOME PER SHARE - FULLY DILUTED                           $     0.79                                                $     0.61
                                                               ==========                                                ==========
WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES OUTSTANDING
   -FULLY DILUTED:                                             22,713,000                              99,000            22,812,000
                                                               ----------                              ------            ----------



The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.



                                                    SoftKey International Inc.
                                     Pro Forma Condensed Consolidated Statement of Operations
                                                   Year Ended December 31, 1994
                                          (In thousands, except share and per share data)

                                                                                                  Pro Forma
                                                                 SoftKey           Tewi         Adjustments            Pro Forma
                                                                 -------           ----         -----------            ---------
REVENUES                                                        $121,287          $12,320           $   --             $133,607

COST OF REVENUES                                                  39,085            8,913               --               47,998
                                                                --------          -------           ------             --------
GROSS MARGIN                                                      82,202            3,407               --               85,609

OPERATING EXPENSES:

            Sales, marketing and support                          27,274            2,775               --               30,049
            General and administrative                            22,491            1,298              963  (a)          24,752
            Research and development                               6,696               --               --                6,696
                                                                --------          -------           ------             --------
                                                                  56,461            4,073              963               61,497
                                                                --------          -------           ------             --------
OPERATING INCOME                                                  25,741             (666)            (963)              24,112

INTEREST EXPENSE, Net                                               (535)             (91)              --                 (626)
                                                                --------          -------           ------             --------
INCOME BEFORE TAXES                                               25,206             (757)            (963)              23,486

PROVISION FOR INCOME TAXES                                         4,061               --               --                4,061
                                                                --------          -------           ------             --------
NET INCOME                                                      $ 21,145          $  (757)          $ (963)            $ 19,425
                                                                ========          =======           ======             ========

NET INCOME PER SHARE - FULLY DILUTED                            $   1.04                                               $   0.95
                                                                ========                                               ========
WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES OUTSTANDING
   -FULLY DILUTED:                                            21,115,000                            99,000           21,214,000
                                                              ----------                            ------           ----------

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                          SOFTKEY INTERNATIONAL, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

A.    PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On July 21, 1995, SoftKey International Inc. (the "Company" or "SoftKey") completed its acquisition of tewi Verlag GmbH ("Tewi"), a publisher and distributor of CD-ROM software and computer related books, located in Munich, Germany. The purchase price was settled by a combination of cash and issuance of common stock. The Company issued 99,045 shares of common stock valued at $3,640 and paid $12,688 in cash for all of the share capital of Tewi. The transaction was accounted for as a purchase.

The pro forma condensed consolidated balance sheet includes the financial statements of SoftKey and Tewi as of June 30, 1995, as if the acquisition had occurred on June 30, 1995.

The unaudited pro forma condensed consolidated statements of operations set forth the results of operations for the six month period ended June 30, 1995 and for the year ended December 31, 1994, as if the acquisition of Tewi by the Company had occurred at the beginning of each period.

The unaudited pro forma condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity. These condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, Form 10-Q for the six month period ended June 30, 1995, and Tewi's historical financial statements filed herewith.

B.    PRO FORMA ADJUSTMENTS TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) The pro forma balance sheet reflects the purchase of Tewi as if the transaction had occurred on June 30, 1995. The purchase price consisted of cash of $12,688, the issuance of 99,045 shares of common stock valued at $3,640 and the assumption of net liabilities of $2,344. Transaction related costs for certain legal, accounting services, and other costs related to the purchase of $589 have been included in the purchase price. In addition, the debt owed to the former parent of Tewi, valued at $2,341 was forgiven as part of the acquisition. The allocation of purchase price between goodwill and other assets is subject to final analysis of the fair value attributable to intangibles.

(b) The pro forma income statements have been prepared assuming the acquisition of Tewi was consummated at the beginning of the fiscal year ended December 31, 1994 and the beginning of the six month interim period ended June 30, 1995. Pro forma adjustments have been recorded to reflect the amortization of goodwill resulting from the purchase over its estimated useful life of 20 years on a straight line basis. There were no intercorporate transactions that required elimination.

C.    INCOME TAXES

The pro forma condensed consolidated statement of operations assumes no tax benefit related to losses. The utilization of tax loss carryforwards is subject to annual limitations due to change in control and local country tax regulations.

D.    FOREIGN CURRENCY TRANSLATION

Assets and liabilities of Tewi are translated to United States dollars at the period end exchange rates. Revenue and expenses are translated using the average exchange rate during the period. The functional reporting currency of Tewi is its local currency. Accordingly, any currency translation adjustments are included as a separate component of stockholders' equity.